Exhibit 10.11

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$25,000.00	01-09-2008	01-08-2009	7010080035	24 / 210	00000000074018	PRH

References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item. Any item above containing “***” has been omitted due to text length limitations.

Borrower:	THANKSGIVING COFFEE COMPANY, INC.	Lender:	Savings Bank of Mendocino County
	PO BOX 1918		Main Office
	FORT BRAGG, CA 95437		PO BOX 3600 200 N SCHOOL ST
UKlAH, CA 95482

Principal Amount: $25,000.00	Initial Rate: 9.250%	Dale of Note: January 9, 2008

PROMISE TO PAY. THANKSGIVING COFFEE COMPANY, INC. (“Borrower”) promises to pay to Savings Bank of Mendocino County (“Lender”), or order, in lawful money of the United States of America, the principal amount of Twenty-five Thousand & 00/100 Dollars ($25,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on January 8, 2009. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning February 9, 2008, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year (366 during leap years), multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate charge will not occur more often than each TIME THE PRIME RATE CHANGES. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 7.250% per annum. The interest rate to be applied to the unpaid principal balance during this Note will be at a rate of 2.000 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 9.250% per annum. NOTICE: Under no circumstances will the interest rate on this Note be less than 6.750% per annum or more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Savings Bank of Mendocino Country, Main Office, PO BOX 3600, 200 N SCHOOL ST, UKIAH, CA 95482.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment.

INTEREST AFTER DEFAULT. Upon default, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note;

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other team, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Event Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by the Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

PROMISSORY NOTE
Loan No: 7010080035	(Continued)	Page 2

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHT. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

EXPENSES. If Lender institutes any suit or action to enforce any of the terms of this Note, Lender shall be entitled to recover such sum as the court may adjudge reasonable. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the loan payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals, to the extent permitted by applicable law. Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of MENDOCINO County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $10.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advanced funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; or (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender.

ADDITIONAL PROVISIONS. THIS NOTE IS SECURED BY A COMMERCIAL SECURITY AGREEMENT AND ASSIGNMENT OF DEPOSIT ACCOUNTS DATED 11/16/06.

DISPUTE RESOLUTION. Borrower and Lender desire to resolve quickly and efficiently any disputes that might arise between them. For any controversy, claim or judicial action arising from or relating to this Note or any related agreement, transaction or conduct, whether sounding in contract, tort or otherwise:

JUDICIAL REFERENCE. Where an action is pending before a court of any judicial district of the State of California, Borrower and Lender shall each have the right to require that all questions of fact or law be submitted to general reference pursuant to California Code of Civil Procedure Section 638 et seq., and any successor statutes thereto.

(1) A single referee who is a retired superior court judge shall be appointed by the court pursuant to Code of Civil Procedure 640 and shall preside over the reference proceeding. If Borrower and Lender do not agree upon the referee, each of them may submit to the court up to three nominees who are retired superior court judges.

(2) If Borrower and Lender do not agree on how the payment of the referee’s fees and expenses will be shared, the court may apportion such fees and expenses between Borrower and Lender in a fair and reasonable manner that is consistent with Code of Civil Procedure Section 645.1.

(3) Borrower and Lender shall be entitled to discovery, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge.

(4) The referee’s statement of decision shall contain written findings of fact and conclusions of law, and the court shall enter judgment thereon pursuant to Code of Civil Procedure Sections 644(a) and 645. The decision of the referee shall then be appealable as if made by the court.

No provision of this section shall limit the right of any party to exercise self-help remedies, to foreclose against or sell any real or personal property collateral or to obtain provisional or ancillary remedies, such as injunctive relief or appointment of a receiver, from a court of competent jurisdiction before, after, or during the pendency or any reference proceeding. The exercise of a remedy does not waive the right of either party to resort to reference.

Jury Trial Waiver. In any action pending before any court of any jurisdiction, Borrower waives, and Lender shall not have, any right to a jury trial.

ATTORNEYS’ FEES. In any action arising from or relating to this Note and subject to any limits under applicable law, the prevailing party shall be entitled to reasonable attorneys’ fees in accordance with California Civil Code Section 1717. Whether or not an action is involved, the expenses of Lender described in the paragraph of this Note titled “Expenses” include, without limitation, attorneys’ fees incurred by Lender.

AMENDMENT TO PROMISSORY NOTES - RECOURSE AGAINST GENERAL PARTNERS OR JOINT VENTURES.

PARTNERSHIP OR JOINT VENTURER BORROWER. If Borrower is a partnership or joint venture, each of the general partners or joint venturers will be jointly and severally liable with Borrower under this Note and any related agreements and Lender may proceed against any or all of the general partners or joint venturers with regard to such liability without proceeding against the assets of Borrower or any of Borrower’s other general partners or joint venturers.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as any amounts remain unpaid or Lender has any obligation to make advances on this Note, Borrower shall:

1. Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor or their ability to perform their obligations to Lender in connection with this Note.

PROMISSORY NOTE
Loan No: 7010080035	(Continued)	Page 3

2. Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

3. Financial Statements. Furnish Lender with the following:

4. Annual Statements of Borrower. As soon as available and in any event within forty five (45) days after the end of each fiscal year, financial statements of Borrower for the relevant year ended, including a balance sheet, statement of earnings and statement of cash flows, all as prepared in accordance with GAAP consistently applied. All statements may be prepared by Borrower.

5. Financial Statements of Guarantors. Not later than forty five (45) days after and as of the end of each fiscal year of each Guarantor, a current financial statement for such Guarantor, prepared by such Guarantor, including a balance sheet and statement of income.

6. Tax Returns. Within thirty (30) days after filing, Federal income tax returns of Borrower and each Guarantor, prepared by a tax professional satisfactory to Lender.

7. Additional Requirements. From time to time, such other information about the business, financial condition or prospects of Borrower or any Guarantor as Lender may reasonably request.

8. GAAP. As used in this Note, the word “GAAP” means generally accepted principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect at the time of application.

9. Guarantor. As used in this Note, the word “Guarantor” includes each person who guaranties the obligations of Borrower under this Note.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as any amounts remain unpaid or Lender has any obligation to make advances on this Note, Borrower shall not, without the prior written consent of Lender:

1. Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and indebtedness to Lender contemplated by this Note, create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower’s assets, except as allowed as Permitted Liens, or (3) sell with recourse any of Borrower’s accounts, except to Lender. (As used herein, the words “Permitted Liens” mean (a) liens and security interests securing indebtedness owed by Borrower to Lender; (b) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (c) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (d) purchase money liens or purchase money security interests upon or in any property acquired or held by Borrower in the ordinary course of business to secure indebtedness outstanding on the date of this Note or permitted to be incurred under this paragraph; (e) liens and security interests which, as of the date of this Note, have been disclosed to and approved by the Lender in writing; and (f) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrower’s assets.)

2. Continuity of Operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell any collateral that secured this Note out of the ordinary course of business, or (3) make any distribution with respect to any capital account, whether by reduction of capital or otherwise.

3. Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprise or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

NOTE SUBJECT TO TRUST CERTIFICATE. If Borrower or any guarantor of this Note is acting as a trustee of a trust, Borrower acknowledges and agrees that this Note is subject to, and shall be governed by, all the terms and conditions of a trust certificate that Borrower or such guarantor, as the case may be, has signed and given to Lender in connection with this Note (the “Trust Certificate”). Among other things, the Trust Certificate supplements the terms of this Note with respect to events and conditions that will constitute an Event of Default (as otherwise defined in the Default section of this Note) or will permit Lender to cease making advances on this Note.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Savings Bank of Mendocino County 200 N SCHOOL ST UKIAH, CA 95482.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

THANKSGIVING COFFEE COMPANY, INC.

By:	/s/ JOAN KATZEFF	By:	/s/ PAUL KATZEFF
	JOAN KATZEFF, President of THANKSGIVING COFFEE COMPANY, INC.		PAUL KATZEFF, Secretary of THANKSGIVING COFFEE COMPANY, INC.